UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2017

TESSCO Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-33938	52-0729657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11126 McCormick Road, Hunt Valley, Maryland 21031

(Address of principal executive offices) (Zip Code)

(410) 229-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

On October 19, 2017, TESSCO Technologies Incorporated (“TESSCO” or the “Company”) entered into an Amended and Restated Credit Agreement by and among the Company, the Company’s primary operating subsidiaries as co-borrowers, the Lenders party thereto, and SunTrust Bank, as Administrative Agent, swingline lender and an issuing bank (the “Amended and Restated Credit Agreement”). Pursuant to the Amended and Restated Credit Agreement the terms applicable to the Company’s $35 million secured credit facility as previously existing were amended and restated in order to, among other things, increase the Company’s borrowing limit from up to $35 million to up to $75 million.

Terms used, but not defined, in this Current Report on Form 8-K have the meanings set forth in the Amended and Restated Credit Agreement.

In addition to expanding the Company’s borrowing limit from up to $35 million to up to $75 million, the credit facility maturity date was extended to October 19, 2021. The Amended and Restated Credit Agreement otherwise includes representations, warranties, affirmative and negative covenants (including restrictions) and other terms generally consistent with those applicable to the facility as previously existing, but with certain modifications. The Amended and Restated Credit Agreement provides for a $5.0 million sublimit for the issuance of standby letters of credit, a $12.5 million sublimit for swingline loans, and an accordion feature which, subject to certain conditions, could increase the aggregate amount of the commitments to up to $125 million, with the optional commitments being provided by existing Lenders or new lenders reasonably acceptable to the Administrative Agent. No Lender is obligated to increase its commitment. Availability is determined in accordance with a borrowing base, which has been expanded to include not only eligible receivables but also eligible inventory and is generally:  (A) the sum of (i) 85% of Eligible Receivables; (ii) the Inventory Formula Amount for all Eligible Inventory which is aged less than 181 days; and (iii) the lesser of (x) $4 million and (y) the Inventory Formula Amount for all Eligible Inventory which is aged at least 181 days; minus (B) Reserves. Upon closing, there was $23.4 million outstanding under to the Amended and Restated Credit Agreement.

Like the facility as previously existing, borrowings initially accrue interest from the applicable borrowing date at an Applicable Rate equal to the Eurodollar Rate plus the Applicable Margin. The Eurodollar Rate is the rate per annum obtained by dividing (i) LIBOR by (ii) a percentage equal to 1.00 minus the Eurodollar Reserve Percentage. When the Applicable Rate is the Eurodollar Rate plus the Applicable Margin, the Applicable Margin is 1.50% if Average Availability is greater than or equal to $15 million, and 1.75% otherwise.  Under certain circumstances, the Applicable Rate is subject to change at the Lenders’ option from the Eurodollar Rate plus the Applicable Margin to the Base Rate plus the Applicable Margin.  Base Rate is the highest from time to time of the prime lending rate announced by the Administrative Agent, the Federal Funds Rate plus 0.50%, and the Eurodollar Rate plus 1.00%. When the Applicable Rate is the Base Rate plus the Applicable Margin, the Applicable Margin is 0.25% if Average Availability is greater than or equal to $15 million, and 0.50% otherwise.  In any event, following an Event of Default, in addition to changing the Applicable Rate to the Base Rate plus the Applicable Margin, the Lenders’ may at their option set the Applicable Margin at 0.50% if the Base Rate applies or 1.75% if the Eurodollar Rate applies, and increase the Applicable Rate by an additional 200 basis points. The Applicable Rate adjusts on the first Business Day of each calendar month.  The Company is required to pay a monthly Commitment Fee on the average daily unused portion of the revolving credit facility provided for pursuant to the Amended and Restated Credit Agreement, at a per annum rate equal to 0.25%.

Borrowings received by the Company pursuant to the terms of the Amended and Restated Credit Agreement may be used for working capital and other general corporate purposes, and as further provided in, and subject to the applicable terms of, the Amended and Restated Credit Agreement.

In connection with the entering into of the Amended and Restated Credit Agreement, the Company, the other borrowers and the other subsidiaries of the Company (the "Loan Parties"), executed and delivered to SunTrust Bank, as Administrative Agent, a Reaffirmation Agreement, pursuant to which the obligations of the Loan Parties under the Guaranty and Security Agreement delivered by the Loan Parties in connection with the secured credit facility as previously existing (including the previously existing guaranty by the Loan Parties not otherwise Borrowers and the previously existing grant by the Company and the other Loan Parties of a continuing first priority security interest in inventory, accounts receivable and deposit accounts, and on all documents, instruments, general intangibles, letter of credit rights, and all proceeds) were ratified and confirmed as respects the Obligations arising under the Amended and Restated Credit Facility from time to time.

The foregoing description of the Amended and Restated Credit Agreement and Reaffirmation Agreement is not complete and is qualified in its entirety by reference to the Amended and Restated Credit Agreement and Ratification Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and which are incorporated herein by reference. The representations and warranties contained in the Amended and Restated Credit Agreement and Affirmation Agreement were made by the parties as of specific dates and solely for purposes of those transactions, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Amended and Restated Credit Agreement and Affirmation Agreement. Moreover, certain of those representations and warranties may not be accurate and complete as of any specified date for among other reasons, because (i) they may be subject to contractual standards of materiality that differ from standards generally applicable to investors, or (ii) they may have been used to allocate risk among the parties rather than to establish matters as facts. Based on the foregoing you should not rely on those representations and warranties as statements of factual information, whether about the Company or any of its subsidiaries, any other persons, any state of affairs or otherwise.

Item 2.02Results of Operations and Financial Condition.

On October 23, 2017, Company issued a press release which contained, among other things, an announcement of the Company’s financial results for the second quarter ended September 24, 2017. A copy of the Press Release is furnished as Exhibit 99.1 to this Form 8-K.

The information in this Item 2.02, including the information in Exhibit 99.1 attached hereto pertaining to this Item 2.02, is furnished solely pursuant to Item 2.02 of this Form 8-K. Consequently, pursuant to this Item 2.02, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section. It may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or Securities Act of 1933 if such subsequent filing specifically references this Item 2.02 of this Form 8-K.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

None.

(b)  Pro Forma Financial Information.

None.

(c)  Shell Company Transactions.

None.

(d)  Exhibits.

Exhibit No.	Description
10.1

Amended and Restated Credit Agreement dated as of October 19, 2017, among TESSCO Technologies Incorporated, the additional borrowers party thereto, the Lenders party thereto, and SunTrust Bank, as administrative agent, swingline lender and an issuing bank, together with  exhibits and schedules thereto.

10.2	Reaffirmation Agreement dated as of October 19, 2017, among TESSCO Technologies Incorporated, its subsidiaries, the Lenders party thereto, and SunTrust Bank, as administrative agent.
99.1	Press release of TESSCO Technologies Incorporated, dated October 23, 2017.

Information presented in this Current Report on Form 8-K may contain forward-looking statements and certain assumptions upon which such forward-looking statements are in part based.  Numerous important factors, including those factors identified in the TESSCO Technologies Incorporated Annual Report on Form 10-K and other of the Company’s filings with the Securities and Exchange Commission, and the fact that the assumptions set forth in this Current Report on Form 8-K could prove incorrect, could cause actual results to differ materially from those contained in such forward-looking statements.

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
10.1

Amended and Restated Credit Agreement dated as of October 19, 2017, among TESSCO Technologies Incorporated, the additional borrowers party thereto, the Lenders party thereto, and SunTrust Bank, as administrative agent, swingline lender and an issuing bank, together with  exhibits and schedules thereto.

10.2	Reaffirmation Agreement dated as of October 19, 2017, among TESSCO Technologies Incorporated, its subsidiaries, the Lenders party thereto, and SunTrust Bank, as administrative agent.
99.1	Press release of TESSCO Technologies Incorporated, dated October 23, 2017.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESSCO Technologies Incorporated

Date:	October 23, 2017	By:	/s/ Aric M. Spitulnik
Aric M. Spitulnik
Chief Financial Officer
(Principal Accounting and Financial Officer)